UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022 (September 12, 2022)

CVS HEALTH CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d): Effective September 12, 2022, the Board of Directors (the “Board”) of CVS Health Corporation (“CVS Health” or the “Company”) elected Jeffrey R. Balser, M.D., Ph.D., to serve on the Board.

Dr. Balser, age 60, serves as President and Chief Executive Officer of Vanderbilt University Medical Center (“VUMC”) and has been its chief executive since 2009. He has also served as Dean of the Vanderbilt University School of Medicine since 2008. VUMC is one of the largest and most prominent academic medical centers in the Southeast, with seven hospitals and 170 outpatient facilities across Tennessee and in neighboring states. As the chief executive of the medical center, Dr. Balser guided an historic restructuring process with Vanderbilt University (“VU”), legally and financially separating VUMC through a $1.2 billion public debt issuance, and forming an independent, not-for-profit corporation that continues its academic affiliation with VU. Dr. Balser’s business experience includes large regional quaternary health delivery system leadership, human capital management, senior business management experience including a number of community hospital and medical practice acquisitions, overall risk management expertise through oversight of VUMC’s quality, compliance and corporate integrity activities, and financial expertise through management of its P&L and balance sheet and VUMC’s separation from VU. His experience as a physician scientist includes leading NIH-funded research in various areas of pharmacogenomics and spearheading growth in personalized medicine at VUMC from research concepts to bedside care, integrating advances in informatics, discovery science, and precision genomics. Under his leadership, VUMC has become an academic leader in health information technology.

Dr. Balser is a member of the National Academy of Medicine and serves on its governing council. He also currently serves on the boards of VUMC, Tulane University and the Nashville Health Care Council. He previously served on the board of Varian Medical Systems, Inc. (NYSE: VAR; “Varian”), an oncology treatment device and software maker, from October 2018 until Varian was acquired by Siemens Healthineers AG in April 2021.

Dr. Balser was determined by the Board to be “independent” under the Corporate Governance Rules of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines. He has also been appointed to the Board’s Medical Affairs Committee.

Dr. Balser’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The Company’s director compensation practices are described under the caption “Non-Employee Director Compensation” in the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh Senior Vice President, Secretary
and Chief Governance Officer
Dated: September 13, 2022